SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 10, 2005



                            WESTERN TRANSITIONS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                      000-29545                86-0972630
           ------                      ---------                ----------
(State or other jurisdiction    (Commission File Number)   (IRS Employer ID No.)
     of incorporation)

                       2140 West Charleston Blvd., Suite B
                               Las Vegas, NV 89102
                               -------------------
               (Address of principal executive offices) (Zip Code)


                                 (702) 382-5498
                                 --------------
              (Registrant's telephone number, including area code)

                                2920 N. Swan Road
                                    Suite 206
                                Tucson, AZ 85712
                                ----------------
                                (Former address)

Item 8.01 Other Events

     Effective November 10, 2005, we signed a non-binding letter of intent to acquire Gotaplay Interactive Inc., a Nevada corporation ("GII"). GII is involved in the business of on-line rental of video games and are the owners of www.gotaplay .com.

     Among other things, the terms of this proposed transaction provides for us to issue shares of our common stock equal to approximately 55% interest (17,020,000 common shares) to the GII shareholders in exchange for their respective shares in GII. Upon consummation of this transaction, GII shall become a wholly owned subsidiary of our company. While no assurances can be provided, it is expected that this transaction will close on or about December 15, 2005.

     GII has made two strategic acquisitions of game rental companies over the last year and has successfully integrated those operations. It has operated as a private company for the last year and has focused its attention on building out multiple distribution centers, as well as the development of its proprietary Game Distribution System ("GDS"). GDS is a software system that links all distribution centers and operates the back office processes online for GII's national operations.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.

Number     Exhibit
------     -------

99.1       Letter of Intent between our Company and GII

99.2 Press Release dated November 10, 2005 advising of the execution of the Letter of Intent

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2005                 WESTERN TRANSITIONS, INC.
                                          (Registrant)


                                          By:   s/Alex Zukovs
                                             -----------------------------------
                                             Alex Zukovs, President